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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Colonial Data Technologies Corp. on Form S-4 of our report dated January 26, 1996, appearing in the Annual Report on Form 10-K of Colonial Data Technologies Corp. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          Deloitte & Touche LLP

Hartford, Connecticut

October 7, 1996